                                                Filed Pursuant to Rule 424(b)(3)
                                                      Registration No. 333-35802


Prospectus Supplement No. 8 dated May 31, 2001 to Prospectus dated May 19, 2000, as supplemented on June 21, 2000, July 20, 2000, August 1, 2000,
September 21, 2000, January 12, 2001, February 1, 2001 and April 20, 2001.


                              E*TRADE Group, Inc.


      $650,000,000 6% Convertible Subordinated Notes due February 1, 2007
                                      and
    27,542,373 Shares of Common Stock Issuable upon Conversion of the Notes


     The information contained in the table appearing under the heading "Selling Securityholders" on pages 43-44 of the prospectus with respect to the Selling Securityholders named below is hereby deleted and restated with the following information:

                                                                         Percentage      Shares of
                                                      Principal Amount       of         Common Stock
                                                       of Notes that       Notes        that May Be
Name of Selling Securityholder(1)                       May Be Sold     Outstanding       Sold(2)
---------------------------------                     ----------------  -----------     ------------
BT Equity Strategies................................        $1,000,000       *               42,373
Other holders of notes or future transferees of
 such holders (3)...................................        $        0       *                    0